                                   EXHIBIT 5.1

                             DUNN SWAN & CUNNINGHAM
                           A PROFESSIONAL CORPORATION


                        ATTORNEYS AND COUNSELLORS AT LAW
                              2800 OKLAHOMA TOWER              405.235.8318
                                 210 PARK AVENUE           TELECOPY 405.235.9605
                       OKLAHOMA CITY, OKLAHOMA 73102-5604



                                  August 25, 1999

Board of Directors
Precis Smart Card Systems, Inc.
11032 Quail Creek Road
Oklahoma City, Oklahoma 73120

Gentlemen:

         Reference is made to your Registration Statement on Form SB-2 filed with the United States Securities and Exchange Commission (the "Commission"), as declared effective by the Commission (the "Registration Statement"), with respect to the proposed initial issuance by the Company of 1,265,000 shares of common stock, $.001 par value (the "Common Stock") and the Underwriter Warrants to be issued to Barron Chase Securities, Inc. and its designees exercisable for the purchase of 115,000 shares of Common Stock (the "Underlying Common Stock").

         Based upon the Registration Statement (including the Prospectus contained therein and the exhibits thereto), a certificate of the Secretary of State of the State of Oklahoma, and the financial statements of the Company, we are of the opinion that:

               1. The Company is duly organized and existing under the laws of the State of Oklahoma;

               2. All of the issued and outstanding shares of the Common Stock of the Company have been legally issued, are fully paid and are not liable to further call or assessment;

               3. The 1,000,000 shares of Common Stock proposed to be sold by the Company to Barron Chase Securities, Inc. (the "Underwriters") for sale to the public against payment therefore in accordance with the Underwriting Agreement, will be legally issued, fully paid and not liable for further call or assessment;

               4. In the event the Underwriter exercise its option to purchase up to 150,000 additional shares of Common Stock from the Company for sale to the public solely to cover over-allotments with 45 days of the effective date of the Registration Statement (the "Over-Allotment Option"), such shares of Common Stock shall also be legally issued, fully paid and not liable to further call or assessment against payment therefor in accordance with the Underwriting Agreement; and

               5. The Underwriter's Warrant Agreement is a binding obligation of the Company and the 100,000 shares of Common Stock (115,000 shares of Common Stock in the event the Over-Allotment Options is exercised in full) to be issued upon exercise of such warrants shall be, upon receipt of the payment prescribed by the terms of the Underwriter's Warrants from the

DUNN SWAN & CUNNINGHAM
A PROFESSIONAL CORPORATION
ATTORNEYS AND COUNSELLORS AT LAW

Board of Directors
Precis Smart Card Systems, Inc.
August 25, 1999
Page 2

                    holders thereof, shall also be legally issued, fully paid and not liable for further call or assessment.

         In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto, and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as a part of the Registration Statement.

                                                     Very truly yours,

                                                     DUNN SWAN & CUNNINGHAM